Exhibit 99.1

Investor Relations Contact:	Media Relations Contact:
Varvara Alva	Steve Nolan
312-517-6460	312-517-6074
ir@gogoair.com	pr@gogoair.com

Gogo Inc. Announces Pricing of $65 Million Senior Secured Notes Offering

Chicago, IL, December 20, 2016 – Gogo Inc. (NASDAQ:GOGO) (“Gogo”) announced the pricing of the previously announced private offering of additional 12.500% senior secured notes due 2022 (the “Additional Notes”) to be issued by its direct wholly owned subsidiary, Gogo Intermediate Holdings LLC (the “Issuer”), and its indirect wholly owned subsidiary, Gogo Finance Co. Inc. (the “Co-Issuer” and, together with the Issuer, the “Issuers”). The principal amount of the Additional Notes is $65 million and the Additional Notes will be issued at a price equal to 108% of their face value resulting in gross proceeds of $70.2 million. The issue price for the Additional Notes will include accrued interest from January 1, 2017 to the closing date. The offering is expected to close on January 3, 2017, subject to customary closing conditions. The Additional Notes will be issued as additional notes under the indenture pursuant to which the Issuers previously issued $525 million aggregate principal amount of 12.500% Senior Secured Notes due 2022 (the “Initial Notes”) on June 14, 2016. The Additional Notes and the Initial Notes will have substantially identical terms and will be treated as a single series for all purposes under the indenture and the security documents that govern the Initial Notes and that will govern the Additional Notes. The Additional Notes will be guaranteed on a senior secured basis by Gogo and all of the existing and future domestic restricted subsidiaries of the Issuer (other than the Co-Issuer), subject to certain exceptions (the “Guarantors”). The Additional Notes and the related guarantees will be secured by first priority liens on substantially all of the Issuers’ and the Guarantors’ assets, including pledged equity interests of the Issuers and the Guarantors (other than Gogo).

The Issuer intends to use the net proceeds from the sale of the Additional Notes for working capital and other general corporate purposes.

The Additional Notes and the guarantees will be offered in a private offering exempt from the registration requirements of the United States Securities Act of 1933, as amended (the “Securities Act”). The Additional Notes and the guarantees will be offered only to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act.

The Additional Notes and the guarantees have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

This press release is for informational purposes only and is not an offer to sell or purchase nor the solicitation of an offer to sell or purchase securities and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which, or to any person to whom, such an offer, solicitation or sale would be unlawful.

Forward-Looking Statements

This press release includes forward-looking statements regarding Gogo’s financing plans, including statements related to the Issuers’ offering of the Additional Notes and intended use of net proceeds of the offering. Such statements are subject to certain risks and uncertainties including, without limitation, risks related to whether the Issuers will consummate the offering of the Additional Notes on the expected terms, or at all, market and other general economic conditions, whether the Issuers and the Guarantors will be able to satisfy the conditions required to close any sale of the Additional Notes, and the fact that Gogo’s management will have broad discretion in the use of the proceeds from any sale of the Additional Notes. Gogo’s forward-looking statements also involve assumptions that, if they never materialize or prove correct, could cause its results to differ materially from those expressed or implied by such forward-looking statements. These and other risks concerning Gogo and its businesses are described in additional detail in its Annual Report on Form 10-K for the year ended December 31, 2015, its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016, June 30, 2016 and September 30, 2016 and other filings made by Gogo with the SEC.